SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ALPHA SECURITY GROUP CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	03-0561397

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

328 West 77th Street New York, New York 10024	10024

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each Exchange on which each class
Title of each class to be so registered	is to be registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.0001 per share	American Stock Exchange

Common Stock Purchase Warrants	American Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
Securities Act registration statement file number to which this form relates: 333-127999
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the securities registered hereby is set forth in the registration statement on Form S-1, Registration No. 333-127999, filed with the Securities and Exchange Commission on August 31, 2005, as amended through the date hereof (collectively, the “Registration Statement”). The Registration Statement is hereby incorporated herein by reference thereto.
Item 2. Exhibits.
     Not Applicable

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALPHA SECURITY GROUP CORPORATION
Date: March 8, 2006	By:	/s/ Steven M. Wasserman
	Name:	Steven M. Wasserman
	Title:	Chief Executive Officer and President

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